Exhibit 99.1

e.l.f. Beauty Announces Third Quarter 2018 Results
– Raises low end of earnings guidance range –

OAKLAND, California; November 5, 2018 — e.l.f. Beauty (NYSE: ELF) today announced results for the three- and nine-month periods ended September 30, 2018.
“Our third quarter results reaffirm our confidence in our 2018 guidance,” stated Tarang Amin, Chairman and CEO. “We delivered growth in the specialty channel and demonstrated disciplined expense and balance sheet management. We are aggressively pursuing three strategic initiatives to improve business trends in tracked channels: thoughtfully increasing investment in the e.l.f. brand, focusing on key items, and optimizing 2019 shelf sets.”
Three months ended September 30, 2018 results
Net sales decreased 11%, or $8.0 million from the third quarter of 2017, to $63.9 million, primarily attributable to a decline in sales to discount channel customers, as well as certain pipeline shipments in the third quarter of 2017.
Gross margin increased from 60% to 61% in the third quarter of 2018, primarily as a result of changes in customer mix and margin accretive innovation, partially offset by unfavorable movements in foreign exchange rates.
Selling, general and administrative expenses (“SG&A”) were $32.7 million, or 51% of net sales, compared to $33.1 million, or 46% of net sales in the third quarter of 2017. SG&A includes $4.2 million of expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these expenses, was $28.4 million, or 45% of net sales, compared to $28.8 million, or 40% of net sales in the third quarter of 2017.
The provision for income taxes was $0.9 million in the third quarter of 2018, an effective rate of 18%, as compared to $1.3 million in the third quarter of 2017, an effective rate of 18%. The change in the provision was primarily attributable to a reduction in pretax net income and the reduction in the U.S. federal statutory rate from 35% to 21% as a result of the tax reform laws effective January 1, 2018, partially offset by the impact of discrete items.
On a GAAP basis, net income was $3.9 million, or $0.08 per diluted share, based on a weighted-average share count of 49.1 million shares. This compares to net income of $5.9 million, or $0.12 per diluted share, based on a weighted-average share count of 49.3 million shares in the third quarter of 2017.
Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) decreased 13% to $15.1 million from $17.3 million in the third quarter of 2017.
Adjusted net income (net income excluding the items identified in the reconciliation table below) decreased to $8.4 million, or $0.17 per diluted share, based on a weighted-average diluted share count of 49.1 million in the third quarter of 2018. This compares to adjusted net income of $9.6 million, or $0.20 per diluted share, based on a weighted-average diluted share count of 49.3 million in the third quarter of 2017. Beginning in the first quarter of 2018, the Company excluded the impact of amortization of acquired intangible assets, net of the related tax effect, from both current and prior period adjusted net income.

Nine months ended September 30, 2018 results
Net sales increased $0.6 million from the first nine months of 2017, to $188.9 million, primarily driven by growth in leading national retailers, offset by a decline in sales to discount channel customers.
Gross margin decreased from 62% to 61% in the first nine months of 2018, primarily as a result of unfavorable movements in foreign exchange rates, partially offset by changes in customer mix and margin accretive innovation.
SG&A was $102.7 million, or 54% of net sales, compared to $98.8 million, or 52% of net sales in the first nine months of 2017. SG&A includes $13.7 million of expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A was $89.0 million, or 47% of net sales, compared to $87.4 million, or 46% of net sales in the first nine months of 2017.
The provision for income taxes was $1.4 million in the first nine months of 2018, as compared to a tax benefit of $2.0 million in the first nine months of 2017. The change was primarily attributable to a decline in tax benefits from stock option exercises and vesting of restricted stock, which decreased to $0.7 million during the first nine months of 2018 from $4.9 million in the first nine months of 2017. The increase in income tax expense was partially offset by a reduction in the U.S. federal statutory rate from 35% to 21% as a result of the tax reform laws effective January 1, 2018.
On a GAAP basis, net income was $5.9 million, or $0.12 per diluted share, based on a weighted-average share count of 49.3 million shares. This compares to net income of $12.0 million, or $0.24 per diluted share, based on a weighted-average share count of 49.5 million shares in the first nine months of 2017.
Adjusted EBITDA increased 3% to $40.0 million from $38.9 million in the first nine months of 2017.
Adjusted net income decreased to $20.3 million, or $0.41 per diluted share, based on a weighted-average diluted share count of 49.3 million in the first nine months of 2018. This compares to adjusted net income of $22.4 million, or $0.45 per diluted share, based on a weighted-average diluted share count of 49.5 million in the first nine months of 2017. Beginning in the first quarter of 2018, the Company excluded the impact of amortization of acquired intangible assets, net of the related tax effect, from both current and prior period adjusted net income.
Balance sheet
As of September 30, 2018, the Company had $33.6 million in cash, as compared to $5.7 million as of September 30, 2017. Inventory as of September 30, 2018 totaled $53.4 million, compared to $63.6 million as of September 30, 2017. As of September 30, 2018, long-term debt totaled $141.3 million, as compared to $149.7 million as of September 30, 2017.
Company outlook

Based on operating performance through the first nine months of the year, the Company raised the low end of its fiscal 2018 outlook for adjusted EBITDA, adjusted net income and adjusted diluted EPS. The Company also reaffirmed its fiscal 2018 outlook for net sales growth.

	New Fiscal 2018 Outlook	Prior Fiscal 2018 Outlook
Net sales growth	Low single digits	Low single digits
Adjusted EBITDA	$60-62 million	$58-62 million
Adjusted net income	$30-31 million	$28-31 million
Adjusted diluted EPS	$0.59-0.61	$0.56-0.61
Fully diluted shares outstanding	49.6 million	50.4 million

Third quarter 2018 conference call
The Company will hold a conference call today, November 5, 2018, at 4:30 p.m. ET to discuss the Company’s third quarter 2018 results. Investors and analysts interested in participating in the call are invited to dial approximately ten minutes prior to the start of the call. The U.S. toll free dial-in for the conference call is (877) 407-3982 and the international dial-in number is (201) 493-6780. The conference call will also be webcast live at: http://investor.elfcosmetics.com/news-and-events/events and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on November 5, 2018, until

11:59 p.m. ET on November 12, 2018, and can be accessed by dialing the U.S. toll free dial-in, (844) 512-2921 or the international dial-in, (412) 317-6671, and entering replay pin number 13683641.
About e.l.f. Beauty
e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, Ulta Beauty and other leading retailers. As one of the most innovative beauty companies in the United States, e.l.f. engages young, diverse beauty enthusiasts by offering high-quality, prestige-inspired cosmetic and skin care products at extraordinary value.
Learn more about e.l.f. at www.elfcosmetics.com or follow us on Instagram (@elfcosmetics) or Twitter (@elfcosmetics).
Note regarding non-GAAP financial measures
This press release includes references to non-GAAP measures, including adjusted SG&A, adjusted gross profit, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Adjusted gross profit excludes costs related to a fixturing and packaging transformation initiative. Adjusted EBITDA excludes costs related to “restructuring” of operations, stock-based compensation, retail store pre-opening costs and other non-cash and non-recurring costs. Adjusted net income excludes costs related to “restructuring” of operations, stock-based compensation, retail store pre-opening costs, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income, and adjusted diluted EPS guidance non-GAAP measures to the corresponding net income and diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to, the Company’s outlook for 2018 under “Company Outlook” above and our confidence in our 2018 outlook; our ability to improve business trends in tracked channels; our ability to thoughtfully increase investment in our brand; our ability to focus on key items; and our ability to optimize 2019 shelf sets. These forward-looking statements are based on management's current expectations, estimates, forecasts, projections, beliefs and assumptions and are not guarantees of future performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to grow net sales and adjusted EBITDA as anticipated; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other company expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Net sales	$63,889	$71,865	$188,864	$188,295
Cost of sales	24,920	28,952	73,042	71,264
Gross profit	38,969	42,913	115,822	117,031
Selling, general and administrative expenses	32,656	33,133	102,681	98,843
Operating income	6,313	9,780	13,141	18,188
Other income (expense), net	360	(379)	(19)	(1,422)
Interest expense, net	(1,901)	(2,262)	(5,853)	(6,805)
Income before provision for income taxes	4,772	7,139	7,269	9,961
Income tax benefit (provision)	(857)	(1,274)	(1,416)	2,034
Net income	$3,915	$5,865	$5,853	$11,995
Comprehensive income	$3,915	$5,865	$5,853	$11,995
Net income per share:
Basic	$0.08	$0.13	$0.13	$0.27
Diluted	$0.08	$0.12	$0.12	$0.24
Weighted average shares outstanding:
Basic	46,765,366	45,813,801	46,610,155	45,132,567
Diluted	49,123,703	49,283,247	49,285,342	49,462,166

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Current assets:
Cash	$33,648	$10,059	$5,677
Accounts receivable, net	31,762	44,634	35,627
Inventories	53,365	62,679	63,571
Prepaid expenses and other current assets	6,756	6,272	8,302
Total current assets	125,531	123,644	113,177
Property and equipment, net	18,184	18,037	16,635
Intangible assets, net	100,621	105,882	107,636
Goodwill	157,264	157,264	157,264
Investments	2,875	2,875	2,875
Other assets	9,856	9,542	9,433
Total assets	$414,331	$417,244	$407,020

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,067	$8,646	$18,140
Accounts payable	16,072	26,776	21,007
Accrued expenses and other current liabilities	10,803	15,939	12,937
Total current liabilities	35,942	51,361	52,084
Long-term debt and capital lease obligations	141,309	147,702	149,690
Deferred tax liabilities	20,409	21,341	34,408
Other long-term liabilities	3,050	2,977	2,878
Total liabilities	200,710	223,381	239,060

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2018, December 31, 2017 and September 30, 2017; 47,994,581, 46,617,830 and 46,242,817 shares issued and outstanding as of September 30, 2018, December 31, 2017 and September 30, 2017, respectively	471	463	459
Additional paid-in capital	734,323	720,372	715,953
Accumulated deficit	(521,173)	(526,972)	(548,452)
Total stockholders' equity	213,621	193,863	167,960
Total liabilities and stockholders' equity	$414,331	$417,244	$407,020

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$5,853	$11,995
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12,905	10,676
Stock-based compensation expense	12,464	9,720
Amortization of debt issuance costs and discount on debt	596	605
Deferred income taxes	(914)	(1)
Other, net	192	435
Changes in operating assets and liabilities:
Accounts receivable	12,795	1,993
Inventories	9,314	5,837
Prepaid expenses and other assets	(2,766)	(13,030)
Accounts payable and accrued expenses	(15,480)	(34,067)
Other liabilities	72	(330)
Net cash provided by (used in) operating activities	35,031	(6,167)

Cash flows from investing activities:
Purchase of property and equipment	(6,456)	(4,371)
Investment in equity securities	—	(2,875)
Net cash used in investing activities	(6,456)	(7,246)

Cash flows from financing activities:
Proceeds from revolving line of credit	2,000	24,100
Repayment of revolving line of credit	(2,000)	(14,600)
Repayment of long term debt	(6,188)	(6,188)
Debt issuance costs paid	—	(519)
Cash received from issuance of common stock	1,495	1,309
Other, net	(293)	(307)
Net cash provided by (used in) financing activities	(4,986)	3,795

Net increase (decrease) in cash	23,589	(9,618)
Cash - beginning of period	10,059	15,295
Cash - end of period	$33,648	$5,677

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP gross profit to non-GAAP adjusted gross profit
(unaudited)
(in thousands, except percentages)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Gross profit	$38,969	$42,913	$115,822	$117,031
Costs related to Project Unicorn (a)	—	—	305	—
Adjusted gross profit	$38,969	$42,913	$116,127	$117,031

Gross margin	61%	60%	61%	62%
Adjusted gross margin	61%	60%	61%	62%

(a) Represents costs associated with Project Unicorn, a fixturing and packaging transformation initiative.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income	$3,915	$5,865	$5,853	$11,995
Interest expense, net	1,901	2,262	5,853	6,805
Income tax (benefit) provision	857	1,274	1,416	(2,034)
Depreciation and amortization	4,193	3,528	12,905	10,676
EBITDA	$10,866	$12,929	$26,027	$27,442
Costs related to "restructuring" of operations (a)	—	17	—	22
Stock-based compensation	4,193	3,787	12,464	9,720
Pre-opening costs (b)	—	92	42	162
Other non-cash and non-recurring costs (c)	28	438	1,462	1,589
Adjusted EBITDA	$15,087	$17,263	$39,995	$38,935

(a) Represents costs associated with the restructuring of the Company’s operations.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to secondary offering of common stock, costs related to certain transformational information technology projects, third-party costs related to M&A due diligence, and Project Unicorn.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Selling, general, and administrative expenses	$32,656	$33,133	$102,681	$98,843
Costs related to "restructuring" of operations (a)	—	(17)	—	(22)
Stock-based compensation	(4,193)	(3,787)	(12,464)	(9,720)
Pre-opening costs (b)	—	(92)	(42)	(162)
Other non-cash and non-recurring costs (c)	(28)	(438)	(1,157)	(1,589)
Adjusted selling, general, and administrative expenses	$28,435	$28,799	$89,018	$87,350

(a) Represents costs associated with the restructuring of the Company’s operations.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to secondary offering of common stock, costs related to certain transformational information technology projects, and third-party costs related to M&A due diligence.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net income	$3,915	$5,865	$5,853	$11,995
Costs related to "restructuring" of operations (a)	—	17	—	22
Stock-based compensation	4,193	3,787	12,464	9,720
Pre-opening costs (b)	—	92	42	162
Other non-cash and non-recurring costs (c)	28	438	1,462	1,589
Amortization of acquired intangible assets (d)	1,754	1,754	5,262	5,367
Tax Impact (e)	(1,485)	(2,329)	(4,773)	(6,483)
Adjusted net income (f)	$8,405	$9,624	$20,310	$22,372

Weighted average number of shares outstanding - diluted	49,123,703	49,283,247	49,285,342	49,462,166
Adjusted diluted earnings per share	$0.17	$0.20	$0.41	$0.45

(a) Represents costs associated with the restructuring of the Company’s operations.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to a secondary offering of common stock, costs related to certain transformational information technology projects, third-party costs related to M&A due diligence, and Project Unicorn.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and favorable leases.
(e) Represents the tax impact of the above adjustments.
(f) Adjusted net income for the three and nine months ended September 30, 2017, as previously reported, was $8.5 million and $19.1 million, respectively. The difference of approximately $1.1 million and $3.3 million relates to amortization of acquired intangible assets, net of tax. The Company's 2018 adjusted net income and adjusted diluted EPS guidance excludes amortization of acquired intangible assets. As such, prior year results have been adjusted to reflect a similar basis of presentation.

Investor Relations Contact:

Investors:
Allison Malkin, ICR, Inc.
(203) 682-8200

Media:
Alecia Pulman, ICR, Inc.
(203) 682-8200